EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

August 30, 2016

EFCAR, LLC

  c/o Exeter Finance Corp.

222 West Las Colinas Boulevard, Suite 1800 N

Irving, Texas 75039

Re:	Registration Statement on Form SF-3

(Registration No. 333-                    )

Ladies and Gentlemen:

We have acted as special counsel to EFCAR, LLC, a Delaware limited liability company (the “Registrant”), in connection with a Registration Statement on Form SF-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with Asset Backed Securities (the “Notes”) which the Registrant plans to offer. As described in the Registration Statement, the Notes will be issued from time to time in series, with each series to be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Registrant under a trust agreement (each, a “Trust Agreement”) between the Registrant and an owner trustee named in the Trust Agreement (the “Owner Trustee”), and each series to be issued under and pursuant to an indenture (each, an “Indenture”) between the related Trust and an indenture trustee named in the Indenture (the “Indenture Trustee”).

We generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all the documents and records of the Registrant and other instruments of the Registrant and other persons, as we have deemed appropriate as a basis for the opinions expressed below, including the Registration Statement and the form of Trust Agreement, the form of Indenture (including the form of Notes included as an exhibit to the Indenture), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

AUSTIN    CENTURY CITY    CHARLOTTE    CHICAGO    HOUSTON    IRVING    LOS ANGELES

NEW YORK    ORANGE COUNTY    SAN FRANCISCO BAY AREA    SHANGHAI    WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

EFCAR, LLC

August 30, 2016

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Statutory Trust Act. All opinions expressed below are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Subject to the qualifications stated above, we are of the opinion that, for any series of Notes, when (a) the Indenture for the series of Notes has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture for the series of Notes has been duly authorized by all necessary action and duly executed and delivered by all necessary parties for the series and (c) the Notes of the series have been duly executed and authenticated according to the provisions of the related Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered under Section 5 of the Act, the Notes will have been duly authorized by all necessary action of the related Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrant in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under the Act, for any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP